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[SciQuest LOGO]

                                                                   Exhibit 10.20

              STRATEGIC ALLIANCE PLUS AGREEMENT WITH SCIQUEST.COM
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1       Strategic           SciQuest.com ("SciQuest") provides comprehensive electronic marketplace services
        Alliance Overview   for buyers and sellers of scientific and laboratory products. SciQuest is forming a Strategic Alliance  ("Strategic Alliance" or "Alliance") with certain qualifying suppliers of scientific products ("Partners" or "Alliance Plus Partners").
                            Partners receive significant benefits not available to non-Alliance suppliers including but not limited to: preferred positioning in buyers' search results, reduced commission fees, certain e-marketing services and other such services as described in this Strategic Alliance Agreement. Partners that enter into a
                            Strategic Alliance Plus Agreement no later than October 20, 1999 with respect to becoming an Alliance Plus Partner will receive warrants to purchase equity ownership in SciQuest as defined herein.


2       Strategic           Partnership in the Strategic Alliance will be limited to those suppliers who have
        Alliance            annualized global revenues derived from products that will be made available for
        Partnership         sale in SciQuest's electronic marketplace of approximately $50 million based on
        Qualifications      the supplier's most recent calendar quarter's revenues, or hold a first or second market share position in at least one product category, as such product category is defined by SciQuest. SciQuest reserves the right to determine which companies shall be invited to participate in the Strategic Alliance.


3       Definition of       "Electronic Marketplace Services" means providing one or more of the following
        Electronic          services:
        Marketplace
        Services                 (i) electronic selling and marketing
                                 (ii) electronic order processing, billing and collection
                                 (iii) electronic buyer and supplier customer service
                                 (iv) electronic product data conversion, management and distribution
                                 (v) buyer and supplier systems integration
                                 (vi) purchasing reports and electronic data mining
                                 (vii) supplier-specific electronic commerce storefronts

                            where the transaction occurs over the internet using a browser, or using an extranet or intranet, or by using any system in which the particular electronic marketplace service is transmitted via electronic means, and does not include traditional order processing services (mail, voice telephone, facsimile).


4       Nature of           A. Sole Provider.  Subject to the termination and conversion provisions of section
        Preferred           16 below, the Alliance Plus Partner agrees to and does hereby appoint SciQuest as
        Relationship        its sole third party provider of Electronic Marketplace Services (defined below)
                            for the Term; provided however that:

                                 (i)    orders received directly by the Partner from customers or distributors through  regular e-mail or electronic data interchange,
                                 (ii)   orders received by Partner directly from a customer or distributor where the order is transmitted by traditional order processing (mail, facsimile or voice telephone); and
                                 (iii)  operation and order processing by the Partner using its own electronic commerce web site not enabled by SciQuest
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                            shall not be considered Electronic Marketplace Services for purposes of this section.

                            B. Protection of Partner-Customer Existing Relationships.  If a customer of
                            Partner requests in writing that Partner make use of an Electronic Marketplace
                            Service other than SciQuest, then the following provisions apply:

                                 (i)  Protection of Partner existing relationships: (a) if on the effective date of this Agreement, to the extent that Partner has an existing relationship with a third party Electronic Marketplace Service provider other than SciQuest, Partner may continue to provide product data and information to such provider, and to permit such provider to derive revenue from Partner product data and information which acts shall not be a breach of this Agreement; and (b) Partner may, in its discretion, request SciQuest to provide Electronic Marketplace Services to coordinate with its existing Electronic Marketplace Service providers in order to eliminate Partner's need to interact with multiple Electronic Marketplace Service providers. The foregoing notwithstanding, during the Term described on Exhibit B, the Partner shall not expand its relationship with such third party Electronic
                            Marketplace Service provider with respect to additional customers, or provide product data and information in the future that is not provided as of the effective date of this Agreement with respect to the additional customers.

                                 (ii)  Protection of Partner new customer Electronic Marketplace Services:  Partner shall use its commercially reasonable efforts to encourage the customer to use
                            SciQuest Electronic Marketplace Services.  If the customer does not elect to use
                            SciQuest Electronic Marketplace Services to directly place orders and otherwise transact electronic business with Partner and Partner can demonstrate that its inability to work with the customer's other Electronic Marketplace Service provider will result in a material adverse affect on the business relationship with its customer, then the parties agree to negotiate in good faith to find a solution reasonably acceptable to Partner. Partner shall not enter into any agreements of any kind with the customer's alternative Electronic Marketplace
                            Service provider that would permit the alternative Electronic Marketplace Service provider to derive revenue from the use of Partner product data or information.

                            C. Migration to SciQuest.  Partner shall make best commercial efforts to migrate to the SciQuest Electronic Marketplace Services as follows:

                                 (i)  Non-cancelable written agreement.  If the Partner has an existing written agreement with another third party provider of Electronic Marketplace Services that conflicts with the Partner's obligations under section 4., and if the agreement with the other provider is for a term and is non-cancelable except upon a breach, then: (a) the Partner shall advise SciQuest in writing of the non-cancelable agreement including the general terms of the relationship between the parties; and (b) the Partner may continue to perform the agreement.

                                 (ii)  Migration generally.  The Partner shall take all reasonable acts to cause a migration to SciQuest's Electronic Marketplace Services as soon as the Partner is reasonably able to do so under the circumstances.

                                 (iii)  No adverse effect. SciQuest is committed to facilitate transactions between the Partner and its customers and to increase efficiency for each party;
                            therefore, in no event shall Partner be required to migrate to SciQuest's
                            Electronic Marketplace Services where such migration will have a material adverse affect on its relationship with a customer.

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5       Partner's own       Partner shall use its best efforts to begin using the SciQuest Electronic
        purchases           Marketplace Services in accordance with the guidelines set forth in Exhibit E at the earliest practicable time and to the fullest extent possible; however, Partner may continue to purchase products using existing methods to conform to current manufacturing, quality control and/or regulatory standards and/or Partner's contracts with suppliers.


6       Foreign Markets     SciQuest currently provides Electronic Marketplace Services in the United States
                            (the "Territory").  SciQuest intends, directly and through subsidiaries to be formed, to expand its services to other geographic areas of the world outside the
                            Territory (hereafter the "Foreign Market").

                                 (i)  SciQuest shall keep Partner reasonably apprised of its plans to expand directly and indirectly into Foreign Markets.

                                 (ii) To the extent that Partner is using Electronic Marketplace Services in a particular Foreign Market as of the date of this Agreement other than through
                            SciQuest or its subsidiary, Partner shall inform SciQuest in writing and SciQuest may, within one hundred twenty days of being so advised, propose to Partner that it or its subsidiary assume the provision of such services.  To the extent not (a)
                            in conflict with Partner's contractual obligations to any third party, (b)
                            violative of any of the laws of the US or the relevant Foreign Market and (c)
                            having adverse tax consequences to Partner, when SciQuest's services become available, Partner shall contract with SciQuest or its subsidiary on business terms no less favorable than those on which Partner is presently using Electronic
                            Marketplace Services to provide SciQuest's Electronic Marketplace Services or, at the election of Partner, to provide Electronic Marketplace Services of SciQuest's subsidiary.  If the Partner and SciQuest are unable to reach an agreement, Partner shall not enter an agreement with the foreign Electronic Marketplace Services that would prevent SciQuest from providing Electronic Marketplace Services to Partner in the Foreign Market in the future.

                                 (iii) To the extent that Partner decides in the future to use Electronic
                            Marketplace Services in a particular Foreign Market in which SciQuest or its subsidiary does not offer Electronic Marketplace Services and to the extent not in conflict with Partner's contractual obligations to any third party, Partner shall offer to SciQuest or its pertinent subsidiary the opportunity to establish the
                            Electronic Marketplace Services for Partner in the particular Foreign Market.  If
                            Partner and SciQuest (or a subsidiary of SciQuest), acting in good faith cannot reach agreement on the terms of the provision of such services within a reasonable period of time, or if Partner's contractual obligations with third parties preclude Partner from using SciQuest as the provider in the particular Foreign
                            Market, then Partner may use Electronic Marketplace Services provided by itself or by another and such will not be a breach of this Agreement; provided however, that
                            Partner shall not enter into an agreement with another Electronic Marketplace
                            Service provider on terms more favorable than the Partner offered to SciQuest.

                                 (iv) To the extent that Partner decides in the future to use Electronic
                            Marketplace Services in a particular Foreign Market in which SciQuest or its subsidiary offers Electronic Marketplace Services and to the extent not (a) in material conflict with Partner's business plans or contractual obligations to any third party, (b) violative of any of the laws of the US or the relevant Foreign
                            Market and (c) having adverse tax consequences to Partner, Partner and SciQuest shall negotiate mutually agreeable terms to use SciQuest's Electronic Marketplace
                            Services or, at the election of Partner, to use Electronic Marketplace Services of
                            SciQuest's subsidiary.

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7       Equity Incentives   SciQuest agrees to issue a warrant (the "Warrant") to Alliance Plus Partners that enter into a Strategic Alliance Agreement with SciQuest on or before October 20,
                            1999.  Alliance Plus Partners will be issued warrants to acquire shares of
                            SciQuest common stock ("Warrant Shares") based on Revenue Potential as described in Exhibit A. Subject to Exhibit A each Alliance Plus Partner will be issued
                            Warrant Shares based on its pro-rata contribution to Revenue Potential among all
                            Alliance Plus suppliers entering into a Strategic Alliance Plus Agreement on or before October 20, 1999. Warrants that have been earned shall be issued on the earlier of the business day following the closing of the initial public offering of the Company's common stock ("IPO") or December 31, 1999 (the "Issuance Date").
                            Warrants shall vest as follows:    25% as of the eighteen month anniversary of the
                            Issuance Date, 25% as of the second annual anniversary of the Issuance Date, 25%
                            as of the third annual anniversary of the Issuance Date, and 25% as of the fourth annual anniversary of the Issuance Date.  Warrants shall terminate automatically upon termination of the Strategic Alliance Agreement, and in any event, shall terminate ten (10) years from issuance. The exercise price and other terms of the
                            Warrant shall be as set forth in Exhibit A.  This section shall be subject to the terms of the Warrant issued by SciQuest to Partner.


8        Commissions        Partners agree to pay SciQuest a commission/discount on all sales (excluding shipping, handling, taxes and other special fees) ordered through the SciQuest electronic channel and any SciQuest enabled Partner storefront per Exhibit B.
                            SciQuest shall not earn commissions on sales by Partner described in section
                            4.A.(i)-(iii).


9       Preferred           SciQuest agrees to provide Partners with preferred positioning in search results
        Positioning in      as described in Exhibit C such that Partners' products are differentiated from
        Buyer's Search      non-Partners' products on search results pages.
        Results


10      E-commerce          At the request of a Partner and as part of its service, SciQuest shall provide
        Storefront          Partners a co-branded e-commerce storefront so that customers are able to conduct electronic commerce directly with the Partner.  Such sales shall be considered to have been provided through SciQuest, because SciQuest will be providing the
                            Electronic Marketplace Services through which the order will traverse.  'The
                            e-commerce storefront for Alliance Plus Partners will be developed and maintained free of charge by SciQuest.  As part of the Electronic Marketplace Services provided to Partner, SciQuest shall provide Partner the full range of electronic catalog e-commerce functionality and services currently available on its public and private web sites, which includes the provision of a reasonable number of customer specific pricing storefronts, and a reasonable frequency and number of updates of customer specific pricing for no additional fee.'


11      SciQuest Core       SciQuest's core services are those as described in Exhibit D.
        Services


12      Board of Governors  Alliance Plus Partners shall have the opportunity to participate in the election of 4 of 7 members of the Alliance Board of Governors. The purpose of the Alliance
                            Board of Governors is to advise SciQuest senior management and to recommend additional value added services for development, and changes to policies and procedures of benefit to the Partners and customers.

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13      Partner             Partner agrees to promote SciQuest's Electronic Marketplace Services so as to
        Co-marketing        maximize positive publicity and accelerate buyer adoption of the SciQuest
        Support             electronic marketplace.  This includes, but is not limited to, mutually agreed co-marketing, co-selling and advertising programs, an exclusive and prominent
                            SciQuest logo on the Partner's web site, inclusion of the SciQuest logo on
                            Partner's other marketing materials and direct mail announcements to Partner's customer list.  In addition, the Partner agrees to enable SciQuest to initiate mutually agreed upon co-marketing programs utilizing the Partner's current customer mailing list, and electronic mail list, if available.

14      Product Pricing     Partner agrees to establish competitive pricing and sales terms through SciQuest such that customers of products of the Partner will not be disadvantaged by purchasing through SciQuest as opposed to purchasing directly through the Alliance
                            Partner's web site, through any permitted means of Electronic Marketplace
                            Services, or through traditional purchasing channels.  This covenant of competitive pricing extends to all customers, including by example and not limitation, customers with negotiated price agreements (i.e. the customer who has privately negotiated pricing or terms with the Partner shall not be disadvantaged by buying through SciQuest). Upon SciQuest's reasonable prior written request, but no more often than annually, Partner shall provide certification of its compliance with this provision.


15      Payment Terms       SciQuest agrees to pay the Partner as follows:  Net 30 days for purchases of
                            Partner products.  At Partner's option, Partner may provide a prompt payment discount.  Partner may charge twelve percent (12%) simple interest on payments not made within 30 days that are not reasonably in dispute by SciQuest.

16      Term and            A.  Term. The term of the Strategic Alliance shall be that as described in Exhibit
        Termination         B.

                            B. Partner conversion to non-exclusive arrangement.   Partner may convert this
                            Agreement to a non-exclusive arrangement pursuant to the Addendum or at any time after eighteen  (18) months have elapsed from the first date that SciQuest provides Electronic Marketplace Services to or for the benefit of the Partner (the
                            "Preferred Provider Period").  If the Partner seeks to convert this Agreement to a non-exclusive Agreement under this paragraph, it shall provide written notice of such election not less than 120 days prior to the date upon which it commences use of another Electronic Marketplace Service (in the absence of which all of the terms of this agreement shall remain in effect through the remainder of the term).
                            If Partner makes the election to a non exclusive arrangement under this paragraph, then Partner may at any time after eighteen (18) months from the effective date of such election, terminate this entire Agreement without cause, upon not less than
                            120 days prior written notice to SciQuest.

                            C.  Upon a conversion under section 16.B. or the Addendum, all warrants that have not vested or that remain un-exercised on the effective date of the notice of conversion shall automatically terminate and be of no further force, and Partner's commission rate shall convert to the rate charged as provided in Exhibit B.  In such event, all other provisions of this Agreement except for section 4. Shall continue in force during the remainder of the term of this Agreement following such conversion, and Partner shall continue to offer its goods and services through SciQuest with  the same or substantially similar pricing, functionality, system integration, product data information, customer service, fulfillment service and other operational service levels so as not to disadvantage SciQuest in respect to the Partner's other Electronic Marketplace Service providers.

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                            D.  Renewal.  This agreement shall renew per Exhibit B unless written notice is given to the other party not less than 120 days before the anniversary date.

                            E.  Termination for cause.  Either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party.  "Cause" shall mean any of the following:

                                 (i).  Failure by the non-terminating party to timely fulfill any obligation of that party as contained in this Agreement, unless the non-terminating party shall correct, within the notice period and to the reasonable satisfaction of the terminating party, the action or omission constituting the cause, in which event the notice of termination shall be without effect.

                                 (ii).  Filing by the non-terminating party or any other person or entity in any forum of notice of bankruptcy of the non-terminating party.

                                 (iii).  Reorganization of the non-terminating party for the benefit of creditors or other similar proceeding or action.

                                 (iv).  Admission in writing of insolvency by the non-terminating party.

                                 (v).  Transfer of ownership of 50% or more of the outstanding voting equity in the non-terminating party to any direct competitor of the terminating party.

                            F.  Effect of Breach by Partner.  If, after consideration of any applicable notice and cure period, the Partner is in breach of this Agreement the Partner shall forfeit all Warrants, whether vested or not, and shall be liable (subject to the provisions of section 27) for the damages suffered by SciQuest as a result of such breach.

                            G. If substantially all of Partner's assets (or majority control of its voting stock) are acquired by a third party in an arm's length transaction, the acquiror may terminate this Agreement without cause at any time after expiration of the
                            Preferred Provider Period, upon not less than 120 days prior written notice to
                            SciQuest.  In the event that an acquiror makes the election to terminate under this paragraph, all unexpired and/or unexercised warrants shall automatically terminate and be of no further force or effect as of the effective date of such notice.

                            H.  Upon termination or expiration of this Agreement, SciQuest shall remove all
                            Partner product data and other Partner information from its web sites, and upon reasonable request, shall return Partner specific information to Partner.


17      Product Data        Partner shall promptly provide SciQuest with all available rich product data for products designated by Partner (in no event less than product data available on its own web site), in no event later than 30 days after the date of execution of this Agreement.  Partner shall also promptly provide to SciQuest all updated and current changes and modifications in Partner's rich product data.  Rich product data includes, by example and not limitation, textual and image data, pricing and all other information reasonably related to such products that is available to
                            Partner.  With respect to new product introductions, the terms of section 19 apply.  SciQuest agrees to not make available Partner specific product data to other parties (unless required by law or valid subpoena).


18      Purchaser Data      A.  Full and complete data and information related to sales of Partner's designated products

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                            bought through SciQuest Electronic Marketplace Services shall be provided by SciQuest to Partner at the point of sale during the Term; provided however, that SciQuest may redact information from customers that is subject to a non-disclosure obligation or for which the customer has requested such information not be disclosed.  SciQuest will provide Partner with demographic, transactional, and trend information in detail and summary formats concerning customers and purchasers ordering the Partner's products through SciQuest to the same level and quality of information as Partner presently receives from its own channel and from other channels. With respect to new product introductions, the terms of section 19 apply.  SciQuest agrees to not make available Partner specific purchaser data to other parties (unless required by law or valid subpoena).


19      New product         Partner shall decide the manner and means of new product introductions; provided
        introductions       however, that if Partner determines to offer a new product via any electronic channel or Electronic Marketplace Service (including on its own website), Partner shall promptly provide SciQuest at the earliest time possible all rich product data (as set forth in section 17 above) relating to the new product offering, and
                            Partner shall insure that SciQuest is not disadvantaged in respect of the timing, nature or content of such product introduction via an Electronic Marketplace
                            Service.


20      Sales Force         Partner agrees that it will treat sales through SciQuest equal to direct sales for
        Incentive           the purpose of calculating commissions for its sales force and will not institute
        Alignment           sales commission schedules for its direct sales force, or other management incentive programs that discourage or in any manner provide disincentives to its direct sales force, other personnel or management from fully supporting and promoting the Strategic Alliance.


21      Implementation      To provide a smooth and expeditious implementation of the SciQuest Electronic
                            Marketplace Services, SciQuest agrees to provide Partner with an Implementation
                            Consultant ("IC") over a mutually agreed time period. The IC will establish a team-based structure comprising representatives from Partner and SciQuest. The
                            Partner will appoint a project leader to facilitate implementation.  During the implementation phase of this agreement, the Board of Governors and SciQuest will mutually agree within a commercially reasonable period not to exceed 120 days of the execution of this agreement on objective, definable performance criteria for
                            SciQuest, including by way of example, system up-time, order processing response, integration with electronic data interchange processes, system performance and speed, and other objective criteria, determined to the parties mutual reasonable satisfaction.  These criteria shall be used to determine whether SciQuest is performing as required by this Agreement. If the parties cannot agree on objective and commercially reasonable performance criteria for SciQuest, either party may request that an independent third party electronic commerce expert be appointed.
                            If the parties cannot agree on the expert, each party shall select a representative who is not an employee of the party, and the two representatives shall then appoint the expert.  The parties shall pay the reasonable costs, expenses and fees of the expert equally.  The determination by the expert of the objective, commercially reasonable performance criteria shall be final.

22      Ordering &          A.    SciQuest has established contracts with all major carriers at advantageous
        Shipping            rates. Under these arrangements, suppliers would normally ship SciQuest orders to buyers using these SciQuest's designated carriers and charging the SciQuest carrier's account number. SciQuest will, however, allow Partner to use its own shipping carriers.

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                            B.  SciQuest will order products from the Partner using a method and format agreed on by both parties.  No purchase order will be binding on the Partner until the
                            Partner accepts the order.  By accepting an order, the Partner agrees to ship the products and comply with the terms of the order.

                            C.  The Partner will ship the products directly to the customer or to the location designated by SciQuest.  Product title and risk of loss will pass to SciQuest FOB shipping point.  SciQuest will provide the Partner with an order number ("SciQuest
                            Order Number"), shipping carrier data and all other necessary order information
                            ("Shipping Information").

                            D.  Upon shipment, the Partner will notify SciQuest promptly of the SciQuest Order
                            Number and its bill of lading number or carrier tracking number.

                            E.  The Partner will be solely responsible for obtaining and maintaining all licenses, permits and other approvals required to sell and ship the products, unless SciQuest is otherwise required by law to obtain or maintain such licenses, permits and/or approvals.

                            F.  When applicable, the Partner will include with the products: Material Safety
                            Data Sheets (as required by 29 CFR 1910.1200), the Partner's standard warnings about product use and all other information required by law.  The Partner will pack and ship products only to authorized purchasers and end-users at authorized locations according to all applicable laws and regulations.

                            G.  Refunds and Returns. All product refunds and returns will be governed by the
                            Partner's existing policies and procedures, which the Partner will provide to
                            SciQuest.  The Partner will refund to SciQuest any payments for authorized returned products less any reasonable restocking fees within thirty (30) days after receiving the returned products.

                            H.  Insurance.  The Partner will maintain adequate product liability and general liability business insurance, will maintain the insurance throughout the term of this Agreement and Partner shall use its best efforts to include SciQuest on its blanket vendor insurance coverage.


23      Electronic          SciQuest considers its electronic commerce system to be a mission critical
        Marketplace         application, and takes commercially reasonable efforts to maintain maximum system
        Performance         up-time, up-to-date database indexes, disaster recovery, battery backup, redundant servers, and proper load balancing, and to maintain, in light of currently available and in-use technology, the highest quality performing system that can reasonably be provided.

24      Computer Security   SciQuest agrees to use its best commercial efforts in light of reasonably available technology to maintain the data and information provided by the Partner secure from unauthorized access; provided however, that the Partner acknowledges that despite such best efforts, no data made available on a public network can be secured from all unauthorized access.  SciQuest agrees to notify the Partner if it becomes aware of any material unauthorized access to the Partner's data, to cooperate with the Partner in recovery of such information, and to itself take reasonable measures to recover the materials that were accessed without authority.
                            If an unauthorized access is discovered, SciQuest agrees to take prompt actions to protect  the system in light of reasonably available technology, to minimize the possibility of such event occurring in the future.

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                            Further, SciQuest adheres to a very strict security policy and procedures both internally and externally. Some of these policies include regular scans and reviews of both our internal and external systems for possible breaches in security. SciQuest also regularly reviews reports from CERT (Computer Emergency
                            Response Team) and other sources. From a web perspective, SciQuest uses encryption via SSL (Secure Socket Layer) to provide our customers with a secure connection.

25      Confidentiality;    A.  The parties may disclose to each other information that is confidential and
        No employee         proprietary, which may include by way of example and not limitation:  ideas,
        Raid                concepts, accounting information, customer lists, supplier lists, data, research knowledge, compositions, marketing plans, trademark information, financial information, competitive analysis, customer communications, information obtained from other persons under agreements to keep such information confidential, trade secrets as defined under applicable law, and other internal secret and proprietary information (the "Proprietary Information").  Proprietary Information shall not include:  (i) information in the possession of the recipient before the date of this Agreement (and recipient shall bear the burden of proving this fact); (ii)
                            information that comes into the possession of recipient from a source other than the other party, even if the same information was previously transmitted, or is subsequently transmitted; (iii) information that is or has become publicly available in a manner other than by a breach of this Agreement or by a misappropriation of trade secret within the meaning of the Uniform Trade Secrets
                            Act.

                            B.  The recipient of Proprietary Information will take all reasonable precautions necessary to ensure the confidentiality of the Proprietary Information, including, without limitation, taking at least the following actions:  (i) Permitting access to the Proprietary Information only to employees who have a need to know of or use the Proprietary Information; (ii) Maintaining Proprietary Information in a secured location when the same is not in use; (iii) Implementing guidelines for employee's use and access to the Proprietary Information that protect the Proprietary
                            Information from being disclosed, intentionally, or inadvertently, to any person who is not under an express or implied contractual obligation not to disclose or disseminate the information; (iv) Copying Proprietary Information only when reasonably necessary, and when making electronic reproductions (including incorporation into memos or other internal documents), maintaining reasonable electronic security over access to such electronically or other mechanically stored documents that contain, refer or relate to the Proprietary Information; and
                            (v) Implementing such other practices as may be reasonably requested by SciQuest or Partner, or which may reasonably be required to comply with the terms of this
                            Agreement.

                            C.  The recipient of Proprietary Information will only use such information for purposes of performing this Agreement, and for no other purpose.  In addition,
                            SciQuest agrees that it will not distribute or in any manner share Partner specific data, except as authorized by Partner in writing.

                            D.  Neither party will solicit or hire the other's employees while they are employed with a party, without first notifying the other party in writing of their desire to hire such employee, and negotiating with the party to determine the conditions under which such employee may be hired.


26      Intellectual        Neither party shall have any right, title or interest in the other's services or
        Property Rights     data as a result of this Agreement, except as expressly provided herein.  Neither party shall use the other's

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
Sec.    Item                Terms
                            trademarks or service marks except as provided for in this Agreement or as otherwise expressly agreed to in writing, which consent shall not be unreasonably withheld if such use is reasonably necessary to carry out the purposes of this Agreement. Each party retains all of its intellectual property rights which are not hereby assigned, transferred, or licensed to the other unless otherwise expressly set forth in writing in this Agreement or in a later agreement signed by both parties. During the term of this Agreement, Partner grants SciQuest a royalty-free, non-exclusive, worldwide, limited license to use, copy, reproduce and distribute material from the product data, the Partner's name, logo and stylized form, and other applicable trademarks or service marks relating to its products (collectively,
                            "Marks"). This license will be used only for the marketing, promotion or sale of products through the
                            Electronic Marketplace, according to any written specifications provided by Partner and mutually agreed on by both parties. Partner represents and warrants that: (i) it owns the entire right, title and interest in and to all its product data or has obtained sufficient rights to grant the licenses described above, and (ii) no product data infringes or will infringe any intellectual or proprietary rights of any third party, including any copyright, patent, trade secret or trademark rights. SciQuest will retain all copyrights and other proprietary rights to all aspects of the Electronic Marketplace.


27      Representations     A. Each party represents and warrants to the other that:  (i) the person signing
        and Warranties      below has actual authority to bind their principal in this transaction; and (ii)
                            the execution and performance of this Agreement does not violate or cause a default in any agreement to which the party so signing is bound.  EXCEPT FOR THE
                            EXPRESS WARRANTIES SET OUT IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER
                            WARRANTY OF ANY KIND, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES TO THE
                            FULLEST EXTENT PERMITTED BY LAW, INCLUDING WITHOUT LIMITATION THE IMPLIED
                            WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                            B.  Partner and SciQuest warrant that they have evaluated and taken reasonable steps to ensure that their computer operating systems' hardware and software for information processing (i.e. in SciQuest's case, its Electronic Marketplace
                            Services), manufacturing, sales and distribution systems, communications, buildings and plant facilities, support services, and other critical applications
                            (the "Systems") are Year 2000 Compliant.  Partner warrants that Partner's products are Year 2000 Compliant.
                                 (i).  In this Agreement, "Year 2000 Compliant" means that the Systems or products can accurately process, provide and/or receive date data between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations.  The
                            Partner warrants that it has contacted its critical partners and service providers regarding their Year 2000 readiness and that it has received assurances from them that its business operations will not be substantially affected by their failure to be Year 2000 ready.
                                 (ii).  The parties agree to provide each other with their current Year 2000 compliance plan or readiness statement upon reasonable request.

                            C.    The Partner warrants that: (i) SciQuest will receive free and clear title to the products; (ii) the products are free of security interests and other liens and encumbrances, (iii) (a) the sale by SciQuest of the Partner's products for their intended purpose, and (b) the use by SciQuest of product information and data provided by Partner in accordance with the terms of this Agreement, will not violate any copyright, patent, trade secret, trademark or other proprietary right of any third party recognized in the Territory (or in the Foreign Market if applicable); and (iv) that the sales information in respect of SKU numbers for products

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                                                                         Page 11

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
Sec.    Item                Terms
                            identified in Appendix A to Exhibit A are true and correct.

                            D.  The Partner acknowledges that SciQuest will offer the products to Customers and agrees that all warranties for the products will be passed through to
                            Customers.


28      Limitation of       A.   Except in the case of a claim of Indemnity under section 29, neither party
        Remedy              shall be liable to the other for any economic, consequential, indirect, incidental, special or exemplary loss or damage, whether arising under tort, contract or any other legal theory, and regardless of whether a party foresaw such damages.

                            B.   Except for a claim for unpaid invoices for purchased products or for unpaid commissions, both parties aggregate and total liability hereunder shall be limited to proved pecuniary loss not to exceed the total amount of commissions earned by
                            SciQuest with respect to such partner in the preceding 12-month period, provided however that this limitation shall not apply to a proven claim that the other party engaged in gross negligence or intentional misconduct.

                            C.  In the case of a claim for defective product where the receiving party did not engage in misuse or negligent handling or storage, the aggrieved party's sole remedy shall be repair or replacement of the product.  If the product was defective upon receipt, or if the shipment was not conforming to the order and the entire lot is rejected, the party shipping the goods shall be liable for all shipping costs.

29      Indemnity and       Except for damages, injury or expense suffered as a result of a party's own
        Insurance           negligent or intentional act or omission, each party (the "Indemnifying Party")
                            agrees to defend, indemnify and hold harmless the other party, and its agents, employees, officers, directors and other persons acting on its behalf (the
                            "Indemnified Party") from all damages, losses, expenses (including attorneys'
                            fees) or other claims of a third-party that arise from or are related to any violation of Federal or State laws by the indemnifying party and any breach of warranty set forth in section 27; provided that in the case of a claim of breach of section 27.A(i), the party claimed to be in default shall have a reasonable opportunity to cure the breach by obtaining a license, removing the objectionable material, or otherwise curing the infringement prior to being obligated to provide indemnification. Both parties agree to maintain in force reasonable commercial general liability insurance, including coverage for business risk and contract liability, which would cover anticipated claims under this provision, and upon request, will cooperate in recognizing the other party as an additional insured, if the transaction or matter reasonably requires such confirmation.  SciQuest agrees to use its best efforts to include Partner on its blanket vendor insurance coverage.


30      Publicity           The parties shall make press releases or other statements to the public concerning the nature of this relationship with the consent of the other party, which consent shall not be unreasonably withheld. All links, disclosures and representations concerning the nature of this relationship, whether presented in a press release or on a website or otherwise, shall be approved by the parties before dissemination or public display, except that SciQuest shall be permitted to disclose such information as may be required to be disclosed in its registration statement filed in connection with its initial public offering.


31      Most Favored Terms  If, prior to the earlier of the date Partner makes an election to become non-exclusive, or the end of the Term,  and provided Partner is not then in default, SciQuest enters into a written


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
Sec.    Item                Terms
                            agreement with a person or company other than a party that became an Alliance Plus Partner under this
                            Agreement under the same program as offered herein and with a similar revenue potential, and if such agreement contains in the aggregate more favorable terms and conditions than this Agreement, then the net effect of the more favorable terms and conditions of the subsequent Agreement shall be automatically incorporated herein. SciQuest shall provide reasonable notice to the Partner concerning any execution of an agreement that would trigger the provisions of this section.

32      Miscellaneous and   A.  This Agreement shall be binding upon and inure to the benefit of the parties
        Legal               hereto and their respective successors and assigns.

                            B.  This Agreement, including the Exhibits attached hereto, and together with the
                            Warrant and Addendum are the final, complete, entire and exclusive statement of the agreement between the parties concerning the subject matter hereof and may not be amended except by the written agreement of the parties. In the event of any conflict between this Agreement and any Exhibit, this Agreement shall control. In the event of any conflict between this Agreement and the Warrant or the Addendum, the Warrant/Addendum shall control.

                            C.  No waiver of any right or consent to any breach hereunder shall be effective unless made in writing and signed by the party claimed to have waived or consented. No waiver of any right or consent to any breach shall constitute a waiver of any other right or consent to any other breach.

                            D.  The validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Delaware and without reference to laws relating to conflicts of law.  Disputes involving money damages shall be arbitrated under American Arbitration Association Rules for
                            Commercial Arbitration, in Raleigh, North Carolina.  A claim for equitable relief shall not be limited to arbitration, and may be brought by either party against the other only in the defendant's forum state where it's principal place of business is located.

                            E.  The captions of clauses throughout this Agreement are for convenience only and are not material with respect to interpretation of this Agreement.

                            F.  Any notice required or allowed under this Agreement shall be deemed properly given upon actual delivery, if delivery is by hand, upon receipt by the transmitting party of confirmation or answer back, if delivery is by telex, telegram, facsimile, or electronic mail, or upon delivery into the regular mail, postage prepaid by registered or certified return receipt-requested to the parties at the following addresses:

                            If to SciQuest:
                            P.O. Box 121156 Research Triangle Park, NC 27709
                            ATTENTION:  Chief Financial Officer
                            FAX:    919.659.2195


                            If to the Alliance Plus Partner:

                            -----------------------------------

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                                                                         Page 13

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
Sec.    Item                Terms
                            ATTENTION:
                                      ---------------------------------
                            FAX:  (   )    -
                                   ---  --- -----

                            or at such other address as the parties may designate by notice given pursuant to this clause.

                            G.  This Agreement may be executed in duplicate original counterparts, and facsimile signatures shall be deemed originals.  If any portion of this Agreement is held to be unenforceable, said portion shall be severed from this Agreement, the remainder of which shall continue in effect.

                            H.  Notwithstanding the use of the term 'partner', the parties do not intend to establish a partnership, and the relationship of the parties is that of independent contractors, and no agency, employment, joint venture/partnership, or any other fiduciary relationship is created by this Agreement.

                            I.  The sections of this Agreement that address confidentiality, warranties, and indemnification and other provisions to the extent the context requires, shall survive termination or expiration of this Agreement.

                            J.  In no event shall either party be liable to the other party (except for the payment of money which obligation is not subject to this section) for any delay or failure to perform hereunder, which delay or failure to perform is due to acts of
                            God, acts of the public enemy, acts of the United States of America, or any State, territory or political subdivision thereof or of the District of Columbia, acts of other governments, fires, storms, floods, epidemics, quarantine restrictions, work stoppages, strikes, failures or delays in transportation or communication, failures or substitutions of equipment, accidents and similar occurrences.
                            Notwithstanding the foregoing, in every case the delay or failure to perform must be without the material fault or negligence of the non-performing party.

     WHEREFORE the parties intending to create a binding agreement, set their hands and seals:




ALLIANCE PLUS PARTNER                          SCIQUEST.COM, INC.




                         (SEAL)                                          (SEAL)
-------------------------                      --------------------------
By:                                            By:
   ----------------------                         -----------------------
Date:    /    /                                Date:    /    /
      --  ---  ----                                  --  ---  ----

                                                                         Page 14
                                   EXHIBIT A
                               EQUITY INCENTIVES
                           FOR ALLIANCE PLUS PARTNERS


A. SciQuest has established a total available pool of Warrant Shares in the amount of up to 20% of the total outstanding capital stock of SciQuest (on a fully diluted basis) existing as of October 20, 1999 (the "Warrant Pool").

B.   Warrants shall be earned as follows:

     1. If the Total Revenue Potential (defined below) is less than $500,000,000, no warrants shall be earned. If the Total Revenue Potential is equal to or greater than $500,000,000 but less than $1,400,000,000, then the size of the Warrant Pool shall be calculated by multiplying the Total Revenue Potential divided by $100,000,000 times 1.4286%. If the Total Revenue Potential is equal to or greater than $1,400,000,000, then the size of the Warrant Pool shall be 20%. The number of Warrants earned by a particular Partner shall be calculated, in all cases, by multiplying (i) the percentage of the Total Revenue Potential such Partner's Revenue Potential represents by
         (ii) the total number of Warrants available in the Warrant Pool. In no event shall the entire Warrant Pool exceed 20% of the total outstanding capital stock of SciQuest (on a fully diluted basis).

     2. The aggregate total annualized Revenue Potential from all Partners that are committed prior to October 20, 1999 (the "Total Revenue Potential") shall be determined as soon as reasonably possible after October 20, 1999.

     3. In this Exhibit, "Revenue Potential", with respect to any particular Partner, means the annualized total global revenue derived from sales of products that are predominantly sold by the Partner in the United States direct to the customer (i.e. not using traditional distribution channels) and which are to be made available for sale on the SciQuest e-channel, based upon the most recent fiscal quarter of such Partner, calculated as though the Partner in question was using the SciQuest system for 100% of its order processing for those products. For example, if Partner A designates 1000 SKU's for sale on the SciQuest system, which products resulted in world-wide sales of $12.5 million in the most recently completed fiscal quarter, then such Partner's Revenue Potential shall be $50 million. Any product whose unit price exceeds $30,000 shall not be eligible for inclusion in the Revenue Potential for a Partner. A list of the SKU's of such products shall be attached and incorporated as an Appendix to this Exhibit.


     Example 1: Ten (10) Partners having a Total Revenue Potential of $1,200,000,000 execute the Agreement before October 20, 1999. Assume that 10,000,000 shares of SciQuest's capital stock are outstanding. Using the above formula, the calculation would be: $1,200,000,000/$100,000,000 x 1.4286% ` 17.1432%, or a Warrant Pool of 1,714,320 shares.

     Example 2: Fifteen (15) Partners having a Total Revenue Potential of $2,450,000,000 execute the Agreement before October 20, 1999. Assume that 10,000,000 shares of SciQuest's capital stock are outstanding. The Warrant Pool would equal 20% of the total outstanding capital stock of SciQuest, or 2,000,000 shares.

C. Warrants that have been earned shall be issued on the earlier of the business day following the closing of the initial public offering of the Company's common stock ("IPO") or December 31, 1999.

D. Warrants shall vest as follows: 25% as of the eighteen month anniversary of the Issuance Date, 25% as of the second annual anniversary of the Issuance Date, 25% as of the third annual anniversary of the Issuance Date, and 25% as of the fourth annual anniversary of the Issuance Date. Warrants may be exercised only to the extent that such Warrant is vested. If a Partner converts its relationship with the Company to a non-exclusive relationship pursuant to the terms of the Agreement for any reason or otherwise breaches this agreement, then upon such conversion or breach, all unexercised warrants, whether vested or unvested, held by such Partner shall immediately terminate and be of no further force or effect. The exercise price of the Warrants shall be equal to $.01 per share.

E. If requested by the Company's underwriters in connection with the Company's IPO, any Partner receiving Warrants agrees to enter into a lockup agreement identical to that entered into by the Company's directors, officers and shareholders.


F. SciQuest (or its designated professionals) shall be entitled, upon reasonable advance written notice, to inspect the books and records of Partner to determine the accuracy of the determination of the Revenue Potential in this Exhibit. Partner shall maintain books and records in accordance with good accounting practices and provide all information reasonably requested by SciQuest to perform the audit. If a dispute arises concerning the calculation of the Revenue Potential, the provisions of the Alliance Agreement concerning dispute resolution shall be applicable.

                                   EXHIBIT B
                              COMMISSIONS and TERM

1.  SciQuest Commission/Discount Rate*


       Year                      1      2      3       4       5      Term
       Alliance Plus Partner     [++]   [++]   [++]    [++]    [++]   5 years

* Applies to those products on the listing of SKU numbers set forth on the appendix to Exhibit A and for SKUs subsequently added for new standard catalog items but does not apply to Auction Sales, to LabDeals, and to other products that are dynamically configured or custom priced products for which separate Electronic Marketplace Services may be utilized.

2.  Strategic Alliance Term

 . For Alliance Plus Partners - right to renew for another 5 years after the initial Term [++++++] SciQuest Commission

3.  Effect of Non-Exclusivity Election on Commission/Discount Rate

 .  The SciQuest Commission/Discount rate shall increase by [++++++] per the schedule in Section 1 above, however, the maximum Commission/Discount Rate: (i) shall not exceed [++++++] in the eighteen month period immediately after the conversion to non-exclusive; and (ii) thereafter shall not exceed [++++++] during the remainder of the Term.

                                   EXHIBIT C
                PREFERRED POSITIONING IN BUYERS' SEARCH RESULTS

SciQuest agrees to provide Partners with preferred positioning in search results such that Partners' products are differentiated from other suppliers' products on search results pages.

Criteria for determining preferred positioning include the supplier's status (Partner/non-Partner) and the supplier's market share position within a product category based upon independent market research information.

     SciQuest Public Sites

Priority preferred positioning will be given to suppliers in the following order provided that each is one of the top three market share leaders in a product category:

1. Alliance Plus Partners
2. Other Suppliers

Note: The date of execution of the Strategic Alliance Agreement between the Partner and SciQuest will determine the prioritization within the Alliance Plus group.

In the future, SciQuest will use customer preference to order search results with respect to each product within each product category to determine preferred positioning for Partner's products, subject to review by the Board of Governors. Further, SciQuest will not include a price per unit comparison as a default design and any changes to this particular design aspect will be subject to a review by the Board of Governors.


     SciQuest Private Sites

In those instances where SciQuest has provided certain customers with a private site, SciQuest will deliver the site with the Preferred Positioning described above as the default. However, the private site customer reserves the right to determine supplier positioning on search results pages.

SciQuest will, however, make commercially reasonable efforts to include Partner products on such private sites.

                                                                         Page 18
                                   EXHIBIT D
                      SCIQUEST CORE SERVICES FOR CUSTOMERS

SciQuest is building an electronic marketplace rich in information content that will be the dominant electronic commerce channel for scientists and purchasers of scientific and laboratory products. Our goal is to create the best purchase experience for the customer. SciQuest offers extensive electronic marketplace services for customers. The following charts provide examples of current and planned system functions, but do not constitute guaranteed functionality. All Electronic Marketplace Services shall be determined in the discretion of SciQuest subject to its obligations in the Alliance Agreement:

  Pre-purchasing environment


  . Provide e-catalog rendering of listed product information (e.g., cXML, OBI, BizTalk, CBL, EDI, etc.) to provide consistent customer presentation.

  . Incorporate product information into proprietary taxonomy from Cold Spring Harbor Laboratory with UN/SPSC coding to facilitate efficient, accurate product selection.

  . Provide advanced, extremely fast search capability by supplier name, brand name, product name, category, text based product description, or part number to improve the customer satisfaction in electronic product location.

  . Utilize an integrated "shopping cart" that inputs all necessary information automatically onto a buyer's electronic purchase order to reduce purchase time and eliminate transcription errors.

  . Display product availability and the estimated time for delivery (if this functionality is available from supplier) to provide the customer with improved inventory management capabilities.

  . Offer different payment options: procurement card, credit card, or purchase order to meet customers payment preferences.

  . List past purchases and favorite products which provides the ability to seamlessly select products for re-purchase.

  .  Identify market leaders within a product category.

  . "Ask Joe" rapid response technical support manned by personnel including staff Ph.D. to assist in product and protocol identification and implementation.

  . Provide links for in-depth product descriptions and documentation (e.g., MSDS sheets, protocols, and references) to improve the customer's product selection process.

  Purchasing transaction

  . Order taking (SKU, volume, unit price, delivery date, location, terms, etc.).

  . Reporting product availability (link to suppliers' inventory control system where available).

  .  Credit checking.

  .  Centralized order processing through a single site.

  .  Order acknowledgment and tracking.

  .  Consolidated billing.

  .  Returns.

  . Customer service (non-technical) provided by SciQuest Customer Care to address purchasing procedure questions, order expediting, and to facilitate communication with supplier

                                                                         Page 19
  Post-purchasing environment

  . Send periodic targeted information about Alliance Partners' products based on purchase history.

  . Share testimonials from buyers about products to assist customers in keeping abreast of product offerings and associated performance.

  . Provide links for in-depth product descriptions and documentation (e.g., MSDS sheets, protocols, and references) to improve customers product use experience.

  . Utilize purchase data from SciQuest Auctions to recommend complementary accessories and consumables.

                      SCIQUEST CORE SERVICES FOR SUPPLIERS

SciQuest provides comprehensive electronic marketplace services for its Alliance Partners to cost effectively market and sell their products to customers. These services provide significant benefits to the Alliance Partner in terms of higher brand visibility, increased sales, improved operating efficiency, and enhanced
customer satisfaction.   The following charts provide examples of current and
planned system functions, but do not constitute guaranteed functionality. All Electronic Marketplace Services shall be determined in the discretion of SciQuest subject to its obligations in the Alliance Agreement:

  Pre-purchasing environment

  . Provide a "state of the art" e-commerce storefront for product search, selection, and ordering.

  . Provide preferential display of Alliance Partner products in search results.

  . Provide co-marketing programs to accelerate new product adoption such as announcements when predecessor products are selected, e-mail to targeted users, new product announcements in content sections of the SciQuest site, prominent placement in the SciQuest Featured Products section, and joint marketing programs with complementary product suppliers.

  . Access to SciQuest Auctions and SciQuest LabDeals sites for efficient inventory management by offering a channel for used, excess and obsolete product inventory.

  . E-catalog data manipulation and warehousing services including an on-line content maintenance system and publishing platform to distribute data to Partner's sales channels.

  . Classification of products using proprietary taxonomy from Cold Spring Harbor Laboratory with UN/SPSC coding to ensure accurate product identification in customer search environments.

  . Data sorting and categorization using proprietary, advanced, extremely fast search capability by supplier name, brand name, product name, category, description or part number. Search engine allows truncated, partial matching, and wild card matching product identification by the customer.

  . Seamless integration of product selection and order generation to eliminate transcription errors and improve customer satisfaction.

  .  Payment options to meet customer purchasing preferences.

  . Purchase history and favorite product designations to provide the ability to select products for re-purchase using a single mouse click to increase customer retention and increase customer order size.

  . Provide links for in-depth product descriptions and documentation (e.g., MSDS sheets, protocols) assuring customer receives current product information.

  Purchasing transaction

  . Process customer orders (SKU, volume, unit price, delivery date, location, terms, etc.).

  . Integrate with order entry and inventory management systems to provide the customer with product availability (NOT quantity on hand) and the estimated time for delivery if available from supplier.

  .  Eliminate Credit risk.

  .  Transmit orders electronically.

  . Assume order acknowledgment and tracking responsibility and communication with customer.

  .  Assume credit card transaction costs.

  . Manage the integration of the Alliance Partner into the SciQuest system by utilizing a SciQuest Integration Consultant.

  . SciQuest Supplier Care provides support for purchasing procedure and business integration.

  .  Provide customer transaction data (no disintermediation).

  . Automatic integration with ERP/ORMS legacy software vendors (e.g., Ariba, Oracle SAP, PeopleSoft, Lawson, AMS, A.G. Edwards, CommerceOne, etc.).



  Post-purchasing environment

  . Distribute periodic statements detailing purchase information including sales demographics, transactions, and trends in detail and summary formats for customers and purchasers.

  .  Communicate feedback from buyers about Alliance Partners' products.

  .  Provide appropriate technical data to the buyer to support product use.

                                   EXHIBIT E
                            PREFERRED RELATIONSHIP -
                            BUYING THROUGH SCIQUEST

Partner agrees to make its best and commercially feasible efforts to purchase laboratory and scientific products used in its businesses through SciQuest in accordance with the following guidelines:

1. SciQuest will provide the Partner with functionality equal to that offered to its best customers including, but not limited to:

  .  private intranet site
  .  access to the entire SciQuest offering
  .  robust measurement and metrics package
  .  supplier diversity reports
  . customer-specific pricing based on pre-negotiated pricing between Partner and its contracted suppliers
  .  user defined search results order
  .  system upgrades provided at no cost to Partner

2. SciQuest agrees to not charge the Partner for developing its private site or for its use of the procurement solution.

3. Partner agrees to make its best efforts to use SciQuest's procurement system unless a) the supplier of choice for the Partner is not available through SciQuest, and SciQuest is unable or refuses after written notice of such situation, to provide the supplier's products through its channel; or b) SciQuest's pricing to Partner is higher than offered by another vendor in a bona-fide arm's length transaction under similar circumstances, and SciQuest is unable or refuses after written notice of such situation, to reduce its prices to meet competition.

4.  Partner agrees to pay SciQuest invoices Net 30 days.

5. SciQuest will provide an Implementation Consultant to assist in defining requirements and implement the procurement solution including end user training.